UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 479-3160

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 9, 2015 (the “Closing Date”), New Media Investment Group Inc. (“New Media”) completed the acquisition of certain print and digital assets (the “Acquisition”) from Halifax Media Group, LLC (“Halifax Media”) and certain subsidiaries thereof pursuant to the terms of the previously announced Asset Purchase Agreement, dated as of November 20, 2014 (the “Asset Purchase Agreement”), by and among Halifax Media, the other sellers party thereto (together with Halifax Media, the “Sellers”) and Cummings Acquisition, Inc., an indirect wholly owned subsidiary of New Media (the “Purchaser”).

Item 1.01 Entry into a Material Definitive Agreement

Amendment to New Media Credit Agreement

On the Closing Date, New Media Holdings II LLC (the “Borrower”), a wholly owned indirect subsidiary of New Media, New Media Holdings I LLC (“Holdings”) and certain of Holdings’ subsidiaries entered into an amendment to the Borrower’s senior secured credit facilities (the “Third Amendment”) with the other loan parties party thereto, the several banks and other financial institutions or entities party thereto as lenders (the “Incremental Term Lenders”), the revolving credit lenders and Citizens Bank of Pennsylvania, as administrative agent (the “Administrative Agent”). The Third Amendment was entered into pursuant to that certain Credit Agreement, dated as of June 4, 2014, (as amended on July 17, 2014, September 3, 2014 and November 20, 2014, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, RBS Citizens, N.A. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse AG, Cayman Islands Branch, as syndication agent and the Administrative Agent. By entering into the Third Amendment, the Incremental Term Lenders agreed to provide additional dollar-denominated term loans (the “Incremental Term Loan”) and one of the revolving credit lenders agreed to provide incremental revolving commitments (the “Incremental Revolver Increase”) in a combined aggregate principal amount of $152 million, the proceeds of which will be used to finance a portion of the Acquisition. Any prepayments made in connection with certain repricing transactions with respect to the Incremental Term Loan effected within six months of the closing date of the Third Amendment will be subject to a 1.00% prepayment premium. Otherwise, the Incremental Term Loan is on terms identical to the initial term loans that were extended pursuant to the Credit Agreement and will mature on June 4, 2020. The Third Amendment also made certain other amendments to the terms of the revolving credit facility under the Credit Agreement.

In addition, the Borrower is required to pay an upfront fee of 1.00% of the aggregate amount of the Incremental Term Loan and the Incremental Revolver Increase as of the effective date of the Third Amendment.

The foregoing description of the Third Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to the Asset Purchase Agreement

On the Closing Date, the Purchaser entered into an amendment (the “Amendment”) to the Asset Purchase Agreement pursuant to which, amongst other things, the Purchaser agreed to assume all of the obligations of the Sellers required to be performed after the Closing Date in respect of each of (i) that certain Consolidated Amended and Restated Credit Agreement dated January 6, 2012 among Halifax Media Acquisition LLC, Advantage Capital Community Development Fund XXVIII, L.L.C., and Florida Community Development Fund II, L.L.C., as amended pursuant to that certain First Amendment to Consolidated Amended and Restated Credit Agreement dated June 27, 2012 and that certain Second Amendment to Consolidated Amended and Restated Credit Agreement, dated June 18, 2013, and all rights and obligations thereunder and related thereto (the “Halifax Florida Credit Agreement”), and (ii) that certain Credit Agreement dated June 18, 2013 between Halifax Alabama, LLC and Southeast Community Development Fund V, L.L.C. (the “Halifax Alabama Credit Agreement” and, together with the Halifax Florida Credit Agreement, the “Advantage Credit Agreements”). In consideration therefor, the amount of cash payable by the Purchaser to the Sellers on the Closing Date was reduced by approximately $18 million, representing the aggregate principal amount outstanding plus the aggregate amount of accrued interest through the Closing Date under each of the Advantage Credit Agreements (such debt, the “Advantage Debt”).

The foregoing description of the Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 2.2 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Asset Purchase Agreement and the Amendment, New Media completed the acquisition of certain print and digital assets from Halifax Media and the other sellers party to the Asset Purchase Agreement and the Amendment for $280.0 million, subject to working capital adjustments. The purchase price was funded with a combination of cash on the balance sheet of New Media, the proceeds of the Incremental Term Loan and the Incremental Revolver Increase, and the assumption of the Advantage Debt.

Approximately $17 million of the purchase price payable to Halifax Media was placed in escrow as security for post-closing indemnification obligations of Halifax Media. Any amounts remaining in escrow after one year following the Closing Date will be released to Halifax Media, net of any claims for indemnification.

Other than the Asset Purchase Agreement and the Amendment, there are no material relationships between New Media and Halifax Media or any of their respective affiliates.

The foregoing description of the Acquisition, the Asset Purchase Agreement, the Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1 to New Media’s Current Report on Form 8-K, filed November 28, 2014, and the full text of the Amendment, which is incorporated by reference to Exhibit 2.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 8.01 Other Events

On January 12, 2015, New Media issued a press release announcing completion of the Acquisition. A copy of the press release is being furnished herewith as Exhibit 99.1. The website address of New Media is included in the press release as an inactive textual reference only. The information contained on the website is not part of the press release and shall not be deemed furnished to the Securities and Exchange Commission (the “SEC”).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K were filed on New Media’s Registration Statement on Form S-1 (No. 333-201143), dated December 19, 2014, as further amended (the “Registration Statement”).

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K was filed on the Registration Statement under the caption “Unaudited Pro Forma Condensed Combined Financial Information.”

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of November 20, 2014, by and among Cummings Acquisition, Inc. and the sellers party thereto (incorporated by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed November 28, 2014).*

2.2	Amendment to the Asset Purchase Agreement, dated as of January 9, 2015, by and among Cummings Acquisition, Inc. and the sellers party thereto.*

10.1	Third Amendment to Credit Agreement, dated as of January 9, 2015, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the several banks and other financial institutions or entities party thereto as incremental term lenders, the revolving credit lenders and Citizens Bank of Pennsylvania, as administrative agent.

99.1	Press Release, dated as of January 12, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. New Media hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed

Title:	Chief Executive Officer

Date: January 12, 2015

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of November 20, 2014, by and among Cummings Acquisition, Inc. and the sellers party thereto (incorporated by reference to Exhibit 2.1 to New Media Investment Group Inc.’s Current Report on Form 8-K, filed November 28, 2014).*

2.2	Amendment to the Asset Purchase Agreement, dated as of January 9, 2015, by and among Cummings Acquisition, Inc. and the sellers party thereto.*

10.1	Third Amendment to Credit Agreement, dated as of January 9, 2015, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the several banks and other financial institutions or entities party thereto as incremental term lenders, the revolving credit lenders and Citizens Bank of Pennsylvania, as administrative agent.

99.1	Press Release, dated as of January 12, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. New Media hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.